UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8–K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 28, 2010 (May 24, 2010)

CRIMSON EXPLORATION INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-12108 (Commission File Number)	20-3037840 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002
(Address of Principal Executive Offices, including Zip Code)

(713) 236-7400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))
[]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of
                     Certain Officers.

In connection with the appointment of Mr. Carl Isaac as Senior Vice President of Operations and announcement thereof on May 24, 2010, as disclosed in Item 8.01 below, one of our named executive officers, Jay S. Mengle, Senior Vice President – Operations and Engineering, will assume the title of Senior Vice President – Engineering, the position he formerly held before assuming responsibility for the operations function.  Due to the increase in operating activity, the two functions have again been segregated and the operations function has been assumed by Mr. Isaac as of the date of the announcement.

Item 8.01    Other Events.

On May 24, 2010, we issued a press release announcing the acceptance by Mr. Carl Isaac of the position of Senior Vice President of Operations. The press release is included in this report as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

         (d)  Exhibits

Exhibit Number	Description
99.1	Press Release dated May 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION INC.

Date: May 28, 2010	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated May 24, 2010

Exhibit 99.1

HOUSTON--(BUSINESS WIRE)--Crimson Exploration Inc. (NasdaqGM:CXPO - News) announced today that Mr. Carl Isaac has accepted the position of Senior Vice President of Operations. Mr. Isaac has more than 20 years of international and domestic experience in the oil and gas industry with previous senior management roles in engineering, operations and risk management. He was most recently Executive Vice President of Beryl Resources from 2007 – 2010. Prior to joining Beryl, Mr. Isaac has previously served in operations management roles at Equitable Production, Westport Resources, Kerr McGee and Enduring Resources. Mr. Isaac received his BS in Petroleum Engineering from Texas A&M University in 1987 and has served on its Industry Advisory Board since 2005.

Crimson Exploration is a Houston, TX-based independent energy company engaged in the acquisition, development, exploitation and production of crude oil and natural gas, primarily in the onshore Gulf Coast regions of the United States. At present, the Company owns and operates conventional properties in Texas, Louisiana, Colorado and Mississippi, approximately 12,000 net acres in the highly prospective Haynesville Shale, Mid-Bossier, and James Lime formations in San Augustine and Sabine counties in East Texas, a prospective Eagle Ford acreage position in South Texas and production and acreage in the Denver Julesburg Basin of Colorado.

Additional information on Crimson Exploration Inc. is available on the Company's website at http://crimsonexploration.com.

Contact:

Crimson Exploration Inc., Houston, TX
E. Joseph Grady, 713-236-7400